Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of Workhorse Group, Inc. (the “Company”) of our report dated March 14, 2018, with respect to the financial statements which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017, filed with the Securities and Exchange Commission, and to all references to our Firm included in this Registration Statement.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

October 10, 2018